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                                                                    EXHIBIT 23.5

                         CONSENT OF PROPOSED DIRECTOR

     The undersigned hereby consents to being named as a proposed member of the Board of Directors of AROC Inc. (formerly American Rivers Oil Company, a Delaware corporation) in the Prospectus constituting part of the Registration Statement of American Rivers Oil Company., a Delaware corporation, filed under the Securities Act of 1933, as amended.


                                    /s/ John A. Keenan
                                    ------------------------------
                                    Name: John A. Keenan
                                    Date: October 13, 1999